[EXHIBIT 99.1]

                          COLLABORATION AGREEMENT

           This Agreement, effective as of June 28, 1996, is made by and between WARNER-LAMBERT COMPANY, a Delaware corporation (hereinafter "WARNER-LAMBERT"), with primary offices located at 201 Tabor Road, Morris Plains, New Jersey 07950, by and through its Parke-Davis Division, and PFIZER INC., a Delaware corporation (hereinafter "PFIZER"), with primary offices located at 235 East 42nd Street, New York, NY 10017-5755.

           WHEREAS, WARNER-LAMBERT and its Affiliates (as hereinafter defined) own all right, title and interest in and to the Patents (as hereinafter defined); and

           WHEREAS, WARNER-LAMBERT intends to file with the United States Food and Drug Administration (hereinafter "FDA") a New Drug Application (hereinafter "NDA") which will permit WARNER-LAMBERT to market, distribute and sell a Product (as hereinafter defined) in the United States; and

           WHEREAS, WARNER-LAMBERT believes that a collaboration arrangement with PFIZER regarding the Products under the terms set forth in this Agreement would be desirable and fully compatible with WARNER-LAMBERT's marketing and business objectives; and

           WHEREAS, PFIZER has significant experience in the development, marketing and promotion of pharmaceutical products and believes it can make significant contributions to the successful development and commercialization of the Products; and

           WHEREAS, WARNER-LAMBERT and PFIZER each desire to collaborate with the other in the development and marketing of the Products in the United States pursuant to the terms set forth in this Agreement.

           NOW, THEREFORE, for and in consideration of the foregoing and the representations, covenants and agreements contained herein, WARNER-LAMBERT and PFIZER, intending to be legally bound, hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

           SECTION 1.01. Definitions. The following capitalized terms shall have the following meanings:

           "Adverse Drug Experience Report" shall mean any oral, written or electronically transmitted report of any "adverse drug experience" as defined or contemplated by 21 C.F.R. 314.80 or 312.32, associated with the use of Atorvastatin or any Product.

           "Affiliate" shall mean any Person that directly or indirectly controls or is controlled by or is under common control with WARNER-LAMBERT or PFIZER, as the case may be, but only for so long as said control shall continue. As used herein the term "control" means possession of the power to direct or cause the direction of the management and policies of a Person whether by contract or otherwise.

           "Agreement Quarters" shall mean for each Agreement Year, each of the three month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first Agreement Quarter for Agreement Year One shall extend from the Launch Date to the end of the first complete calendar quarter thereafter and the last Agreement Quarter for Agreement Year Ten shall end on the last day of Agreement Year Ten.

           "Agreement Year One" shall mean the period commencing on the Launch Date and ending on the last day of the fourth complete calendar quarter following the Launch Date; "Agreement Year Two" shall mean the twelve-month period commencing on the first day following the expiration of Agreement Year One; references to Agreement Year Three through Agreement Year Nine shall mean the successive twelve-month periods thereafter; and "Agreement Year Ten" shall mean the period commencing on the first day following the expiration of Agreement Year Nine and expiring on the day which is twelve months from the end of Agreement Year Nine less the number of days equal to one-half of the Stub Period (as defined in Section 3.06).

           "Agreement Years" shall mean the period commencing on the Launch Date and ending on the last day of Agreement Year Ten.

           "Atorvastatin" shall mean the chemical compound [R-(R*,R*)]-2-(4-fluorophenyl)-b, d-dihydroxy-5-(l-methylethyl)-3-phenyl-4-[(phenylamino) carbonyl] 1 H-pyrrole-1-heptanoic acid, calcium salt (2:1) and hydrates thereof.

           "Baseline Sales" shall mean the amount per Agreement Year as set forth on Exhibit A, as adjusted pursuant to Section 3.06.

           "Change in Control" shall mean an event where:

           (A) any Person(s) acquire beneficial ownership of capital stock of WARNER-LAMBERT entitling the holder(s) thereof to at least fifty-one percent (51%) of the voting power of the then outstanding capital stock of WARNER-LAMBERT with respect to the election of directors of WARNER-LAMBERT, or

           (B) WARNER-LAMBERT enters into a merger, consolidation or similar transaction with another Person (the "Acquiring Corporation") in which (i) WARNER-LAMBERT is not the surviving corporation in such transaction, (ii) the members of the Board of Directors of WARNER-LAMBERT prior to such transaction constitute less than one half of the members of the Board of Directors of the Acquiring Corporation following such transaction, and (iii) at least fifty-one percent (51%) of the voting power of the outstanding capital stock of the Acquiring Corporation with respect to the election of directors following such transaction is held by Persons who were shareholders of the Acquiring Corporation prior to such transaction, or

           (C) WARNER-LAMBERT sells to any Person(s) in one or more related transactions, properties or assets representing at least fifty-one percent (51%) of (i) WARNER-LAMBERT's consolidated total assets as reflected on its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, provided that all or substantially all of the properties and assets used in connection with WARNER-LAMBERT's pharmaceutical business are included in such transaction(s) and (ii) WARNER-LAMBERT's consolidated operating income for the most recent fiscal year as reflected on its most recent Annual Report on Form 10-K.

           "Clinical Development Plan" shall mean an annual clinical development plan and budget for the Product Lifecycle Plan Studies, as provided in Exhibit D and as determined or varied in accordance with the provisions of Section 4.01.

           "Competing Products" shall mean any prescription pharmaceutical product other than the Products (i) where a significant pharmacological action of such product is direct inhibition of HMG-CoA reductase (as demonstrated by at least 50% inhibition of the enzyme activity of HMG-CoA reductase, at a product concentration of 1 micromolar in an in vitro, cell-free HMG-CoA reductase activity assay system) and (ii) with indications for lipid lowering and treatment or prevention of atherosclerosis.

           "Confidential Information" shall mean (i) for WARNER-LAMBERT, all PFIZER Confidential Information and (ii) for PFIZER, all WARNER-LAMBERT Confidential Information.

           "Detail" shall mean a face-to-face contact (including a live video presentation) of either a WARNER-LAMBERT or PFIZER sales representative (or their respective designees in accordance with Section 2.02(f)), as the case may be, with (i) a medical professional with prescribing authority or (ii) an office nurse with influence over the pharmaceutical treatment of a patient that involves either a Primary or Secondary Product Presentation, in each case as measured by each party's internal recording of such activity; provided that in the case of (ii) above, such contacts are prearranged with the applicable office nurses and such contacts do not exceed five percent (5%) of the Details performed by the applicable party during any Agreement Year; provided, further, that during the first six (6) months after the Launch Date, only a Primary Product Presentation shall constitute a Detail. With respect to certain group or institutional Product presentations, Exhibit B sets forth how such presentations will be counted for determination of the number of Details.

           "FD&C Act" shall mean the Federal Food, Drug and Cosmetic Act, as amended, and all applicable regulations thereunder.

           "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, county, city or other political subdivision, domestic or foreign.

           "Launch Date" shall mean the date on which the first Product is first shipped in commercial quantities from WARNER-LAMBERT's distribution centers for commercial sale to unaffiliated third parties in the Territory, as promptly notified to PFIZER by WARNER-LAMBERT.

           "Laws" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any government or Governmental or Regulatory Authority.

           "Losses" shall mean any and all damages, fines, fees, penalties, judgments, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

           "Marketing Plan" shall mean an annual plan and budget for the promotion and marketing of the Products consistent with the provisions of Articles II, IV and V and as may be determined or varied in accordance with the provisions of Section 4.01.

           "Net Sales" shall mean the aggregate sales of WARNER-LAMBERT and its Affiliates of Products to unaffiliated third parties in the Territory (but not including sales between WARNER-LAMBERT and its Affiliates) less
 (i) bad debts related to the Products, and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any Governmental or Regulatory Authority in respect of any Federal or state Medicaid, Medicare or similar program, all as determined in accordance with generally accepted accounting principles on a basis consistent with WARNER-LAMBERT's audited financial statements.

           "Patents" shall mean those patents identified in, and the patents issuing from the applications listed in, Exhibit C.

           "Person" shall mean any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization.

           "PFIZER Confidential Information" shall mean information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by PFIZER or by any of its Affiliates or agents or agents of its Affiliates to WARNER-LAMBERT or any of its Affiliates or agents or agents of its Affiliates in connection with this Agreement and which relates to the business of PFIZER.

           "Primary Product Presentation" shall mean a promotional message involving a Product where such Product is given an important emphasis (but not an emphasis that is significantly less important than the emphasis given to other products) during a sales call.

           "Product Expenses" shall mean (a) all out-of-pocket costs and expenses incurred (i.e. paid to third parties or accrued therefor) by WARNER-LAMBERT or PFIZER (other than costs and expenses incurred for the services of a contract sales force) on or after April 15, 1996 in connection with (i) marketing, advertising, sampling and promoting (including, without limitation, educational expenses, speakers' programs and symposia) Atorvastatin and the Products, (ii) training and communications materials, (iii) Product Lifecycle Plan Studies, including, without limitation, those Product Lifecycle Plan Studies commencing prior to April 15, 1996 (but only with respect to expenses incurred for such studies after April 15, 1996) and any fees paid to clinical research organizations in connection with any Product Lifecycle Plan Study, and (iv) supplementary submissions to Governmental or Regulatory Authorities, including, without limitation, consultant fees and advisory committee meetings relating to such submissions, except as otherwise provided in
 Section 14.03(e); provided, however, such out-of-pocket costs and expenses from April 15, 1996 through June 30, 1996 shall not be in excess of $6,000,000, and (b) all costs and direct expenses of WARNER-LAMBERT and PFIZER relating to the supply of Samples (as determined in accordance with Section 5.02(b)) and the distribution of Samples.

           "Product Lifecycle Plan Studies" shall mean clinical, preclinical, epidemiological modeling, and pharmacoeconomic studies that are designed to support marketing, publications, future labeling changes or new indications of Atorvastatin or the Products (in the case of combination Products, relating to (a) lipid lowering and the treatment or prevention of atherosclerosis or (b) the treatment or prevention of vascular disease) and, in each case, which are not included with the primary filing of the NDA to support initial registration of the first Product, as outlined in Exhibit D.

           "Products" shall mean all finished pharmaceutical formulations that (i) contain Atorvastatin as the sole active ingredient, or (ii) contain Atorvastatin together with one or more other active ingredients where such combination products have indications for (a) lipid lowering and the treatment or prevention of atherosclerosis or (b) the treatment or prevention of vascular disease, in each case, to be marketed by WARNER-LAMBERT in the Territory during the Agreement Years.

           "Quarterly Baseline Sales" shall mean for each Agreement Quarter, one-fourth of the Baseline Sales for the applicable Agreement Year.

           "Secondary Product Presentation" shall mean a promotional message during a sales call that involves a Product and that is neither a Primary Product Presentation nor a reminder sales call.

           "Serious Adverse Drug Experience Report" shall mean any Adverse Drug Experience Report that involves an adverse drug experience that is fatal or life-threatening, is permanently disabling, requires in-patient hospitalization, or is a congenital anomaly, cancer or overdose, or any other event which would constitute a "serious" adverse drug experience pursuant to the terms of 21 C.F.R. 314.80 or 312.32.

           "Territory" shall mean the United States of America (including its military bases and commissaries wherever located and excluding its territories and possessions).

           "Term of this Agreement" shall mean the period from the date hereof until the expiration of this Agreement in accordance with Section
 14.01 or earlier termination of this Agreement in accordance with Section
 14.03.

           "WARNER-LAMBERT Confidential Information" shall mean information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by WARNER-LAMBERT or by any of its Affiliates or agents or agents of its Affiliates to PFIZER or any of its Affiliates or agents or agents of its Affiliates in connection with this Agreement and which relates to the business of WARNER-LAMBERT, including, without limitation, any information concerning Atorvastatin or any of its intermediates or the Products.

           SECTION 1.02. Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" and "Section" refer to the specified Article and Section of this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.


                                 ARTICLE II

                       CERTAIN RIGHTS AND OBLIGATIONS

           SECTION 2.01. Co-Promotion Rights. Subject to the terms of this Agreement, WARNER- LAMBERT grants to PFIZER the exclusive right, together with WARNER-LAMBERT, to promote and detail Products in the Territory pursuant to the terms of this Agreement. Subject to the provisions of
 Section 2.02(f), so long as PFIZER's rights of co-promotion under this
 Section 2.01 shall remain in effect, WARNER-LAMBERT shall not grant any rights to, or permit or authorize any third party (other than a WARNER-LAMBERT Affiliate) to sell Products in the Territory (other than wholesalers and other third parties in the chain of distribution), or to promote or detail Products in the Territory in a manner similar to the detailing and promotion of Products by PFIZER pursuant to this Agreement.


           SECTION 2.02.  Detailing and Promotional Efforts.

                (a) Both PFIZER and WARNER-LAMBERT shall deploy such of their respective sales forces in an effort to promote effectively and detail the Products in the Territory in accordance with the terms of this Agreement and the relevant Marketing Plan. In conducting such promotion and detailing both PFIZER and WARNER-LAMBERT shall use reasonable commercial efforts consistent with accepted pharmaceutical industry business practices. No party shall be required to undertake any activity under this Agreement which it believes, in good faith, may violate any Laws.

                (b) Each party shall diligently work to fulfill all responsibilities assigned to it under this Agreement and each Marketing Plan and shall comply with all applicable Laws in the Territory. It is the intention of the parties that during the first seven (7) Agreement Years each of WARNER- LAMBERT and PFIZER will devote substantially equal efforts and internal resources to the marketing, promotion and detailing of the Products and the other activities contemplated under this Agreement, and during Agreement Years Eight through Agreement Year Ten such efforts and resources shall be 35% for PFIZER and 65% for WARNER-LAMBERT. The Marketing Plans developed under Section 4.01 shall reflect the foregoing. If the parties agree that additional detailing or other internal resources are necessary beyond those contemplated in this Agreement, or if one party is requested to devote its resources in excess of its appropriate share, the parties shall first determine fair compensation to such party for its additional efforts. Furthermore, no party hereto shall be required, without its consent, to devote any employees or other internal resources of a type, scope or nature which are materially different from those provided by the other party.

                (c) During each of the first seven (7) Agreement Years, each of PFIZER and WARNER-LAMBERT shall be responsible for performing a number of Details equal to fifty percent (50%) of the Details designated for such Agreement Year in the Marketing Plan then in effect. With respect to each of Agreement Years Eight through Ten, PFIZER shall be responsible for performing a number of Details equal to thirty-five percent (35%) of the Details called for in the Marketing Plan then in effect for such Agreement Year, and WARNER-LAMBERT shall be responsible for performing sixty-five percent (65%) of the Details called for in such Marketing Plan.

                (d) Subject to the terms of Section 2.02(e), (i) the Marketing Plans for Agreement Years One through Five shall obligate both parties together to perform a total of one million (1,000,000) Details for each such Agreement Year, and (ii) the Marketing Plans for Agreement Years Six through Ten shall obligate both parties together to perform a total of nine hundred thousand (900,000) Details for each such Agreement Year, provided, if PFIZER's co-promotion rights have been terminated pursuant to Sections 14.02(a) or 14.02(b), then the number of required Details to be included in the Marketing Plans for each of the remaining Agreement Years shall be the lesser of (i) the number of Details in the Marketing Plan for the last Agreement Year in which PFIZER was co-promoting the Product hereunder and (ii) 1,000,000 (for Agreement Years One through Five) or 900,000 (for Agreement Years Six through Ten).

                (e) The number of Details set forth in Section 2.02(d) may be adjusted by the Operating Committee, the Executive Committee or WARNER-LAMBERT pursuant to the terms of Section 4.01; provided that WARNER-LAMBERT shall not unilaterally increase or decrease such number of Details during any Agreement Year by more than twenty-five percent (25%) without the prior consent of PFIZER.

                (f) Upon notice to the other party, WARNER-LAMBERT and PFIZER shall each have the right to use the services of a contract sales force (i.e. a third party whose primary business is devoted to detailing third party products) to assist such party in satisfying its obligations hereunder; provided, however, after such time as WARNER-LAMBERT terminates PFIZER's copromotion rights under Sections 14.02(a) or 14.02(b), in no event shall WARNER-LAMBERT be permitted to use a contract sales force (without PFIZER's prior consent) to perform a number of Details greater than such number of Details performed by a contract sales force for WARNER-LAMBERT prior to termination of PFIZER's copromotion rights. Furthermore, in no event shall WARNER-LAMBERT increase its use of such a contract sales force (without PFIZER's prior consent) to perform a greater number of Details in anticipation of its decision to terminate PFIZER's co-promotion rights pursuant to Sections 14.02(a) or 14.02(b).

           SECTION 2.03.  Detailing Reports.

                (a) During the first Agreement Quarter of Agreement Year One, each party shall provide to the other both a preliminary and final report of the number of Details carried out by its representatives during each week in such Agreement Quarter. Preliminary reports shall be delivered to the other party no later than two weeks after the end of the applicable week in such Agreement Quarter and final reports shall be delivered no later than six weeks after the end of the applicable week.

                (b) Commencing with the second Agreement Quarter and continuing until the expiration of Agreement Year Two, each party shall provide to the other party both a preliminary and final report of the number of Details carried out by its representatives during each month. Preliminary reports shall be delivered to the other party no later than two weeks after the end of the applicable calendar month and final reports shall be delivered no later than six weeks after the end of the applicable calendar month.

                (c) Commencing with the first Agreement Quarter in Agreement Year Three and continuing during the remaining Agreement Years, each party shall provide to the other party a report of the number of Details carried out by its representatives during each Agreement Quarter. Preliminary reports shall be delivered to the other party within two weeks of the end of the applicable Agreement Quarter and final reports shall be delivered six weeks after the end of the applicable Agreement Quarter.

           SECTION 2.04.  Development of Products; Regulatory Approvals.

                (a) WARNER-LAMBERT shall exercise reasonable efforts to obtain, as soon as reasonably practicable, the approval by FDA of an NDA for a Product with a package insert that is materially equivalent to the provisions of Exhibit E-2.

                (b) WARNER-LAMBERT shall be entitled at any time to cease permanently the sale of any Product in the Territory if continued sale of such Product would be in violation of Laws or if WARNER-LAMBERT in good faith believes that it has an ethically valid reason therefor based on medical or scientific problems concerning such Product.

                (c) WARNER-LAMBERT shall be under no liability whatsoever to compensate PFIZER or make any other payment to PFIZER if (i) the FDA, for any reason, does not approve any NDA or supplement, (ii) the approved package insert for the first Product is not materially equivalent to the provisions of Exhibit E-2, or (iii) if WARNER-LAMBERT determines to take any of the steps that it is permitted to take pursuant to this Section 2.04, provided, in the case of (i), (ii) and (iii) above, such failure to approve by FDA or such cessation of sale shall not be the result of any breach of this Agreement by WARNER-LAMBERT.

                (d) Subject to the performance of, or compliance with, their respective obligations as set forth in this Agreement, neither party shall have any liability to the other party, whether in respect of any amounts which might have been earned but are not earned by the other party pursuant to this Agreement, or for any costs or expenses of any nature incurred by the other party in anticipation of any amounts which might have been earned by such other party pursuant to this Agreement but are not earned, if for any reason, other than a breach of this Agreement, Net Sales of the Products in the Territory during any of the Agreement Years do not reach the Baseline Sales for such Agreement Year or any other level.

           SECTION 2.05.  Trademarks, etc.

                (a) The Products shall be promoted and sold under trademark(s) selected by WARNER-LAMBERT in its sole discretion and owned by WARNER-LAMBERT or by any of its Affiliates (the "Trademark"). PFIZER shall have no rights under this Agreement in or to the Trademark or the goodwill pertaining thereto except as specifically provided herein. PFIZER shall utilize the Trademark only for the purposes contemplated herein. PFIZER agrees that upon termination or expiration of this Agreement (or upon PFIZER no longer retaining co-promotion rights under Section 2.01 if such date occurs first), it will discontinue forthwith all use of the Trademark.

                (b) Except as specifically set forth in this Agreement, PFIZER shall not enjoy or exercise any proprietary or property right or other interest in the Trademark, the Patents or in any copyright owned by WARNER-LAMBERT or any of its Affiliates and relating to any Product.

                (c) PFIZER is the owner of the PFIZER logo set forth on Exhibit F (the "PFIZER Logo"). PFIZER grants WARNER-LAMBERT the right to use the PFIZER Logo on labeling, package inserts and packaging materials for Products, all Promotional Materials (as hereinafter defined), Samples (as hereinafter defined) and any other materials used in connection with the performance of this Agreement during the Term of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section
 2.01 if shorter) and for the period of six (6) months thereafter for all Products, Promotional Materials, Samples, labeling and inserts containing the PFIZER Logo; provided, however, such use shall be consistent with the uses approved by PFIZER's representatives on the Operating Committee (or the U.S. Marketing Subcommittee thereof). WARNER-LAMBERT shall have no rights under this Agreement in or to the PFIZER Logo or the goodwill pertaining thereto except as specifically provided for herein. Except as provided for in this Section 2.05(c), WARNER-LAMBERT agrees that upon termination or expiration of this Agreement (or upon PFIZER no longer retaining co-promotion rights under Section 2.01 if such date occurs first), it will discontinue forthwith all use of the PFIZER Logo.

           SECTION 2.06. Product Lifecycle Plan Studies. All data, inventions and discoveries generated during the course of any Product Lifecycle Plan Study, whether such study is sponsored and/or conducted by PFIZER or WARNER-LAMBERT, shall be the joint property of WARNER-LAMBERT and PFIZER, and each party shall have the right to use such data, inventions and discoveries free of charge during and after the Term of this Agreement. The parties agree to execute any documents or undertake any further actions as may be reasonably necessary to effectuate the foregoing. Nothing in this
 Section 2.06 shall be deemed to amend or modify the covenants and agreements set forth in Sections 2.05(b), 2.08, 6.02 and 10.01.

           SECTION 2.07. Joint Development Program. The parties will undertake a joint development program (the "Program") to develop additional indications and clinical information regarding the Products. The Program will consist of the Product Lifecycle Plan Studies. The Program will be managed by the Research Subcommittee pursuant to the provisions of Section
 4.01. WARNER-LAMBERT and PFIZER shall be responsible for the expenses of the Program pursuant to the applicable provisions of Sections 3.01 and 3.02(a). The parties shall have such rights regarding data, inventions and discoveries generated from the Program as set forth in Section 2.06.

           SECTION 2.08. Non-Compete. During the Term of this Agreement and for two (2) years thereafter, neither PFIZER nor WARNER-LAMBERT (nor their respective Affiliates or licensees) shall, directly or indirectly, market, sell, detail, promote or distribute any Competing Products in any part of the Territory.


                                 ARTICLE III

                                  PAYMENTS

           SECTION 3.01.  PFIZER Payments.

                (a) In consideration for the rights granted to PFIZER under this Agreement (including, without limitation, the exclusive right to co-promote the Products under Section 2.01 and the rights set forth in this Agreement to use the governmental approvals, data, inventions, discoveries, patents, trademark, manufacturing rights, know-how and other intangible rights granted hereunder), PFIZER shall pay to WARNER-LAMBERT One Hundred Forty-five Million Dollars ($145,000,000) as follows: (i) Twenty Million Dollars ($20,000,000) upon signing of this Agreement, (ii) Twenty Million Dollars ($20,000,000) within three business days of PFIZER's receipt of notice from WARNER-LAMBERT of the acceptance for filing by FDA of an NDA for a Product which NDA provides for intended uses materially equivalent to those provided for in Exhibit E-1, and (iii) One Hundred Five Million Dollars ($105,000,000) within three business days of PFIZER's receipt of notice from WARNER- LAMBERT of FDA approval of an NDA for the Product which includes an approved package insert materially equivalent to that provided in Exhibit E-2. Such payments shall be made in accordance with the terms of
 Section 3.04.

                (b) For as long as PFIZER shall enjoy co-promotion rights under Section 2.01, subject to the terms of Section 14.04(b), PFIZER shall be responsible for (i) fifty percent (50%) of all Product Expenses until the expiration of Agreement Year Seven and (ii) thirty-five percent (35%) of all Product Expenses in Agreement Years Eight through the expiration of Agreement Year Ten. PFIZER shall pay its share of Product Expenses in accordance with the terms set forth in Sections 3.03 and 3.04.

           SECTION 3.02. WARNER-LAMBERT Payments. Subject to the other provisions of this Agreement, WARNER-LAMBERT agrees that:

                (a) WARNER-LAMBERT shall be responsible for (i) fifty percent (50%) of all Product Expenses until the expiration of Agreement Year Seven and (ii) sixty five percent (65%) of all Product Expenses in Agreement Years Eight through the expiration of Agreement Year Ten. WARNER-LAMBERT shall pay its share of Product Expenses in accordance with the terms set forth in Sections 3.03 and 3.04.

                (b) For Agreement Years One through Agreement Year Seven, WARNER-LAMBERT shall pay to PFIZER an amount equal to: (i) 13.35% of Net Sales up to fifty percent (50%) of the Baseline Sales for the applicable Agreement Year, (ii) 31.15% of Net Sales in excess of fifty percent (50%) of the Baseline Sales for each such Agreement Year up to one hundred percent (100%) of the applicable Baseline Sales, and (iii) 44.50% of Net Sales in excess of the Baseline Sales for each such Agreement Year; and

                (c) For Agreement Year Eight, WARNER-LAMBERT shall pay to PFIZER an amount equal to: (i) 13.35% of Net Sales up to fifty percent (50%) of the Baseline Sales for Agreement Year Eight, (ii) 22.25% of Net Sales in excess of fifty percent (50%) of the Baseline Sales for Agreement Year Eight up to one hundred percent (100%) of the Baseline Sales for Agreement Year Eight, and (iii) 31.15% of Net Sales in excess of the Baseline Sales for Agreement Year Eight; and

                (d) For Agreement Year Nine, WARNER-LAMBERT shall pay to PFIZER an amount equal to: (i) 13.35% of Net Sales up to one hundred percent (100%) of the Baseline Sales for Agreement Year Nine, and (ii) 31.15% of Net Sales in excess of the Baseline Sales for Agreement Year Nine; and

                (e) For Agreement Year Ten, WARNER-LAMBERT shall pay to PFIZER an amount equal to: (i) 8.90% of Net Sales up to one hundred percent (100%) of the Baseline Sales for Agreement Year Ten, and (ii) 31.15% of Net Sales in excess of the Baseline Sales for Agreement Year Ten.

                (f) Solely by way of illustration, Exhibit G sets forth the application of the above subsections (b) through (e).

                (g) In the event that PFIZER obtains any co-promotion rights to any combination Atorvastatin product included as a Product pursuant to this Agreement, the parties shall meet to discuss in good faith any appropriate amendments to the terms of subsections (b) through (e) to reflect any increased manufacturing or other direct costs or third party royalties associated with such new Product.

           SECTION 3.03.  Payments; Payment Reports.

                (a) WARNER-LAMBERT shall make payments to PFIZER arising under Section 3.02 (subsections (b) through (e)) on a quarterly basis as follows: For the first three Agreement Quarters in any Agreement Year, payment shall be calculated in accordance with the applicable formula set forth in Section 3.02 (subsections (b) through (e)) by comparing Net Sales in each such Agreement Quarter against the Quarterly Baseline Sales for such Agreement Quarter. At the expiration of the fourth Agreement Quarter in each Agreement Year, WARNER-LAMBERT shall (i) determine the Net Sales for such fourth Agreement Quarter and the entire Agreement Year, (ii) calculate the actual amount due PFIZER for such Agreement Year pursuant to the terms of Section 3.02 (subsections (b) through (e)), and (iii) pay PFIZER the difference between (x) what was paid to PFIZER pursuant to
 Section 3.02 (subsections (b) through (e)) for the first three Agreement Quarters in such Agreement Year and (y) the amount actually due to PFIZER under Section 3.02 (subsections (b) through (e)) for such Agreement Year; provided that if the amount paid to PFIZER pursuant to Section 3.02 (subsections (b) through (e)) for the first three Agreement Quarters in any Agreement Year exceeds what was actually due to PFIZER for the entire Agreement Year pursuant to the applicable subsection, PFIZER shall promptly repay such excess amount to WARNER-LAMBERT.

                (b) PFIZER shall, within thirty (30) days of the end of each Agreement Quarter (or, prior to the Launch Date, each calendar quarter), notify WARNER-LAMBERT of the total amount of Product Expenses incurred by PFIZER and its Affiliates during such Agreement Quarter or calendar quarter, as the case may be. Furthermore, within thirty (30) days of the Launch Date, PFIZER shall notify WARNER-LAMBERT of the total amount of Product Expenses incurred by PFIZER and its Affiliates in the period of time between the end of the last complete calendar quarter prior to the Launch Date and the Launch Date.

                (c) Provided PFIZER has complied with Section 3.03(b), WARNER-LAMBERT shall, within forty-five (45) days of the receipt of PFIZER's notice under Section 3.03(b), notify PFIZER of the calculation of the total amount of Product Expenses for such Agreement Quarter, the amounts paid or accrued by each of WARNER-LAMBERT or PFIZER, and the amounts, if any, payable by either party to the other in accordance with Sections 3.01(b) and 3.02(a).

                (d) Provided PFIZER has complied with Section 3.03(b), WARNER-LAMBERT shall, within forty-five (45) days of the receipt of PFIZER's notice under Section 3.03(b), notify PFIZER of the calculation of the amount payable to PFIZER or WARNER-LAMBERT, as the case may be, pursuant to Section 3.03(a).

                (e) Any amount payable by either party pursuant to the notification under Sections 3.03(c) and 3.03(d) shall be offset against any amounts due such party and the net amount shall be paid by WARNER-LAMBERT or PFIZER, as the case may be, within ten (10) business days after notification by WARNER-LAMBERT pursuant to Sections 3.03(c) and 3.03(d).

                (f) For the period of time from April 15, 1996 to the expiration of the last complete calendar quarter prior to the Launch Date, WARNER-LAMBERT shall, within sixty (60) days after the end of each calendar quarter, notify PFIZER of the calculation of WARNER-LAMBERT's and PFIZER's share of Product Expenses in respect of such calendar quarter in accordance with Sections 3.01(b) and 3.02(a), and PFIZER or WARNER-LAMBERT, as the case may be, shall pay such amount to the other within ten (10) business days after such notification. In addition, within sixty (60) days of the Launch Date, WARNER-LAMBERT shall notify PFIZER of the calculation of WARNER-LAMBERT's and PFIZER's share of Product Expenses in respect of the period of time from the end of the last complete calendar quarter prior to the Launch Date to the Launch Date, and PFIZER or WARNER-LAMBERT, as the case may be, shall pay such amount to the other within ten (10) business days after such notification.

           SECTION 3.04. Manner of Payments. All sums due to either party shall be payable in United States dollars by bank wire transfer in immediately available funds to such bank account in the Territory as each of PFIZER and WARNER-LAMBERT shall designate. PFIZER shall notify WARNER-LAMBERT's Assistant Treasurer, Domestic by facsimile transmission (at 201-540-3930 or such other number as may be communicated to PFIZER by WARNER-LAMBERT) as to the date and amount of any such wire transfer to WARNER-LAMBERT one business day prior to such transfer. WARNER-LAMBERT shall notify PFIZER's Treasurer by facsimile transmission (at 212-573-1133 or such other number as may be communicated to WARNER-LAMBERT by PFIZER) as to the date and amount of any such wire transfer to PFIZER one business day prior to such transfer.

           SECTION 3.05. Interest on Late Payments. If either WARNER-LAMBERT or PFIZER shall fail to make a timely payment pursuant to this Article III, interest shall accrue on the past due amount at a rate equal to the rate of interest for 30 day high-grade commercial paper issued by major corporations effective for the first date on which the payment was delinquent, calculated on an actual/360 basis, as quoted in The Wall Street Journal.

           SECTION 3.06. Adjustments to Baseline Sales. Upon the determination of the Launch Date, the parties shall meet to discuss in good faith appropriate adjustments to the Quarterly Baseline Sales and Baseline Sales for the Agreement Years to account for any extended stub period included in the First Agreement Quarter of Agreement Year One as follows:
 Upon determining the additional period added to Agreement Year One (the "Stub Period"), a pro rata portion (based on the Stub Period) of Baseline Sales for Agreement Year Two shall be subtracted from Baseline Sales for Agreement Year Two and added to the Baseline Sales for Agreement Year One. For Agreement Year Two and each succeeding Agreement Year, pro rata portions (based on the Stub Period) of the Baseline Sales for the succeeding Agreement Year shall be subtracted from such Agreement Year and added to the Baseline Sales for the prior Agreement Year through Agreement Year Nine. Baseline Sales for Agreement Year Ten shall be reduced by one-half of the pro rata amount of such Baseline Sales that was added to the Baseline Sales for Agreement Year Nine pursuant to the preceding sentence. Quarterly Baseline Sales for each Agreement Quarter in the Agreement Years shall be increased (or decreased for purposes of Agreement Year Ten) by a pro rata amount of the increase (or decrease) in Baseline Sales for the applicable Agreement Year.


                                 ARTICLE IV

                        COOPERATION; MARKETING PLANS;
                         CLINICAL DEVELOPMENT PLANS

           SECTION 4.01.  Cooperation.

                (a) Subject to the other provisions of this Agreement, the parties agree that the principal objectives of the parties hereunder in jointly promoting and detailing Products in the Territory are to use reasonable efforts to maximize Net Sales and the financial return to the parties hereunder and to develop and sponsor Product Lifecycle Plan Studies during the period of time WARNER-LAMBERT and PFIZER shall be co-promoting the Products under this Agreement. The parties agree that they shall establish a formal framework within which they will discuss strategies for the development, marketing and detailing of the Products in the Territory. Exhibit K hereto sets forth a chart depicting the organization and structure the parties have adopted to implement the cooperation between the parties.

                (b) The formal framework referred to in Section 4.01(a) shall initially be comprised of the following:

                (i) An Operating Committee, which shall operate by consensus between the parties, shall meet at least quarterly and shall have as its overall purpose the development and implementation of commercial planning activities and research and development programs, each consistent with the other. The Operating Committee shall have subcommittees as set forth below and in Exhibit K. The Operating Committee shall consist of an equal number of senior sales and marketing managers and senior research and development managers of each party, chaired by a senior sales and marketing manager of WARNER-LAMBERT, shall review the activities of the U.S. Marketing Subcommittee, the Research Subcommittee and any other subcommittees formed from time to time, and seek to resolve any matter upon which any such subcommittee is unable to agree.

                (ii) A U.S. Marketing Subcommittee comprising an equal
                     number of senior sales and marketing managers of each party and two senior research and development managers of each party, chaired by a senior sales and marketing manager of WARNER-LAMBERT, which shall operate by consensus between the parties, and shall meet at least quarterly to: (a) develop and discuss strategies for the detailing and marketing of the Product in the Territory, including allocation of responsibility for marketing activities, (b) develop and agree upon contracting strategies and procedures as provided in Exhibit L, (c) prepare and review Marketing Plans (including the budget for advertising, promotional and detailing activities and sampling strategies) consistent with the provisions of Exhibits H and I and Articles II, IV and V, (d) review progress against the current Marketing Plan, (e) review progress of marketing expenditures in an Agreement Year against the budget for such activities in the applicable Agreement Year, (f) review progress of Product sales against the forecast included in the current Marketing Plan, (g) review potential amendments to the current Marketing Plan (including the budget for advertising, promotional and sampling strategies and the forecast of Product sales), (h) establish working groups responsible for the preparation and tactical implementation of the Marketing Plan, (i) integrate PFIZER colleagues into existing WARNER-LAMBERT Product teams, (j) make presentations to the Executive Committee and (k) undertake all other responsibilities deemed necessary in connection with the management of the marketing and sale of the Product in the Territory.

               (iii) A Research Subcommittee comprising an equal number of senior research and development managers of each party and two senior sales and marketing managers of each party, chaired by a senior research and development manager of WARNER-LAMBERT, which shall operate by consensus between the parties, and shall meet at least quarterly to: (a) review progress of ongoing Product Lifecycle Plan Studies, (b) review and approve annual worldwide Clinical Development Plans (including budgets) consistent with provisions of Exhibit D,
                     (c) review clinical expenditures in an Agreement Year against the budget for such activities in the applicable Clinical Development Plan, and (d) make presentations to the Executive Committee.

                (iv) An Executive Committee, which shall operate by
                     consensus between the parties, comprising an equal number of senior executives of each party, chaired by a senior executive of WARNER-LAMBERT, which shall review the activities of the Operating Committee, including the U.S. Marketing Subcommittee and the Research Subcommittee thereof, and seek to resolve any matter upon which any such committee or subcommittee is unable to agree.

                (c) The parties may, upon mutual agreement, supplement or vary the formal framework specified in Section 4.01(b) from time to time.

                (d) If for any reason the Executive Committee cannot reach agreement on any appropriate matter, the matter shall be referred to the Chief Executive Officers of each party for good faith resolution. It is, however, expressly agreed that the WARNER-LAMBERT Chief Executive Officer, after consultation with the PFIZER Chief Executive Officer, shall have the final decision making authority with respect to the matters appropriately referred to him and such decision shall be binding on the parties, subject to the provisions of this Agreement. Pursuant to the foregoing, it is acknowledged that the Chief Executive Officers of WARNER-LAMBERT and PFIZER may reasonably disagree on matters relating to strategies to market, detail and/or promote the Products in the Territory. The decisions of the WARNER-LAMBERT Chief Executive Officer on such matters shall be binding on the parties, provided such decisions are made in good faith and have a reasonable basis therefor. In particular, it is agreed that such decisions cannot be challenged on the basis of being inconsistent with the first two sentences of Section 2.02(a) or the first sentence of Section 4.01(a); provided such decisions shall not be in conflict with other specific provisions of this Agreement.

                (e) Attached hereto as Exhibit H is the Marketing Plan for all pre-launch educational activities and the Marketing Plan for Agreement Year One. The U.S. Marketing Subcommittee shall seek to produce Marketing Plans for each ensuing Agreement Year on or before October 31 of the prior Agreement Year or such other date as may be determined in accordance with this Section 4.01.

                (f) Attached hereto as Exhibit I are general parameters for the annual Marketing Plans for Agreement Years Two through Ten. Each Marketing Plan shall be consistent with the provisions of such Exhibit I; provided such Marketing Plans may be adjusted by the Operating Committee (or the U.S. Marketing Subcommittee thereof), the Executive Committee or WARNER-LAMBERT pursuant to the terms of Section 4.01. WARNER-LAMBERT shall not unilaterally increase or decrease any total annual budget amount or the total annual Sample number included in Exhibit I for a Marketing Plan without the prior consent of PFIZER (i) by more than twenty-five percent (25%) for Agreement Years Two through Six, and (ii) by more than fifteen percent (15%) for Agreement Years Seven through Ten. Subject to the foregoing and the other provisions of this Agreement, each Marketing Plan shall stipulate the way in which the Products are to be promoted and detailed in the Territory during the period to which the Marketing Plan relates and shall include, inter alia: (i) the number and type of Details to be performed and strategies relating to such detailing activity, (ii) contracting strategies and procedures as provided in Exhibit L, (iii) other advertising and promotional activity to be undertaken, (iv) any training and/or sampling programs to be conducted, (v) budgets, (vi) disease management programs to be conducted, (vii) medical education programs to be conducted, (viii) public relations activities and (ix) such other activities as may be agreed on by the U.S. Marketing Subcommittee, the Operating Committee, the Executive Committee or determined or varied pursuant to the provisions of Section 4.01(d). The Marketing Plans shall not address sales force incentives or compensation, and each party shall have sole authority and responsibility for designing and executing any such program for its sales force. Neither party shall make any material change in any Marketing Plan or Clinical Development Plan without the prior approval of the Operating Committee.

                (g) All of the committees and subcommittees contemplated in Exhibit K shall be established within thirty (30) days from the date of this Agreement. Each party shall bear its own costs associated with its participation on the various committees and subcommittees.

           SECTION 4.02. Information Exchange. Each party shall forthwith upon the execution of this Agreement and thereafter at all times during the Agreement Years promptly disclose to the other party all significant information of which it becomes aware, which it can legally disclose and which it reasonably believes will be important in planning and effecting the detailing, promotion, marketing and sale of the Products in the Territory.


                                  ARTICLE V

                      PROMOTIONAL MATERIALS AND SAMPLES

           SECTION 5.01.  Promotional and Educational Materials.

                (a) Subject to the terms of clause (b) below and Section 8.03, during the Term of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section 2.01 if shorter) the Operating Committee shall create and develop advertising, promotional, educational and communication materials for marketing, advertising and promotion of the Products for distribution to independent third parties (including medical professionals) and to WARNER-LAMBERT's and PFIZER's respective sales forces in accordance with the terms of the Marketing Plans (the "Promotional Materials") and which shall be subject to WARNER-LAMBERT's prior approval pursuant to Section 8.03. Subject to the terms of Section 2.05(c) and this Section 5.01, WARNER-LAMBERT shall own all right, title and interest in and to any such Promotional Materials which are specifically directed to the Products including applicable copyrights and trademarks and PFIZER shall execute all documents and take all actions as are reasonably requested by WARNER-LAMBERT to vest title to such Promotional Materials, copyrights and trademarks in WARNERLAMBERT. Promotional Materials shall be paid for by the parties as set forth in Sections 3.01(b) and 3.02(a).

                (b) PFIZER and WARNER-LAMBERT shall retain all rights, including, without limitation, copyrights and trademarks, to all of their respective existing programs and materials in all formats (print, video, audio, digital, computer, etc.) regarding sales training, patient education and disease management programs presently owned by each, as well as any modifications of such programs each may develop in the future which are not specific to the Products. PFIZER and WARNER-LAMBERT shall, from time to time, each notify the other as to the identity of such proprietary programs. In the event that WARNER-LAMBERT desires after the expiration or termination of this Agreement, to use any PFIZER program which has been specifically adapted for, or directed to, any of the Products, the parties shall negotiate in good faith to conclude, if possible, an appropriate agreement (including the amount of compensation to be paid to PFIZER) for such use. In addition, all such new programs hereafter jointly developed by PFIZER and WARNER-LAMBERT pursuant to this Agreement shall be jointly owned by PFIZER and WARNER-LAMBERT, and each party shall have the right to use such jointly developed programs free of charge after the Term of this Agreement.

                (c) PFIZER shall not produce (other than as concepts for consideration by WARNER-LAMBERT), distribute or otherwise use any promotional or communications material relating to the Products which has not been approved in accordance with the management framework established in Section 4.01 and by WARNER-LAMBERT pursuant to Section 8.03.

                (d) Each party shall during each Agreement Year provide the other party with such quantities of Promotional Materials consistent with the applicable Marketing Plan and the provisions of this Agreement to meet such party's reasonable requirements for use in accordance with the then current Marketing Plan.

           SECTION 5.02.  Samples.

                (a) WARNER-LAMBERT shall during each Agreement Year provide PFIZER with such quantities of samples of the Products ("Samples") consistent with the applicable Marketing Plan and the provisions of this Agreement to meet PFIZER's reasonable requirements for use in accordance with the then current Marketing Plan. For each Agreement Year Samples shall be allocated fairly between the parties based on the number of Details each is required to undertake. PFIZER and WARNER-LAMBERT shall use Samples strictly in accordance with the then current Marketing Plan and shall distribute Samples in full compliance with all applicable Laws, including the requirements of the Prescription Drug Marketing Act of 1987, as amended (the "PDM Act"). PFIZER will maintain those records required by the PDM Act and all other Laws and shall allow representatives of WARNER-LAMBERT to inspect such records on request. WARNER-LAMBERT shall be solely responsible for the filing of any necessary reports to FDA in connection with the PDM Act.

                (b) The cost per Sample distributed in each Agreement Quarter shall be calculated as twelve percent (12%) of the quotient of (i) Net Sales in such Agreement Quarter over (ii) the total number of pills of Product sold to unaffiliated third parties in the Territory in such Agreement Quarter.

                (c) Within thirty (30) days after the end of the Term of this Agreement (or, if earlier, the termination of PFIZER's co-promotion rights), PFIZER shall return, or otherwise dispose of in accordance with instructions from WARNER-LAMBERT, all remaining Samples provided by WARNER-LAMBERT and will provide WARNER-LAMBERT with a certified statement that all remaining Samples have been returned or otherwise properly disposed of and that PFIZER is no longer in possession or control of any such Samples in any form or fashion.

           SECTION 5.03. Labeling. The parties agree that, subject to the requirements of the FD&C Act and approval of FDA, WARNER-LAMBERT and PFIZER shall be given equal exposure and prominence on all Product package inserts, packaging, Samples and all Promotional Materials used or distributed in connection with the Products under this Agreement; provided such equal exposure shall not be required where PFIZER has prohibited the use of the PFIZER Logo in accordance with the terms of Section 2.05(c). Regarding the Physicians Desk Reference, reference to PFIZER shall be as set forth in Exhibit J.


                                 ARTICLE VI

                     INFORMATION CONCERNING THE PRODUCT

           SECTION 6.01. Public Statements. PFIZER and WARNER-LAMBERT shall ensure that no claims or representations in respect of the Products or Atorvastatin or the characteristics thereof are made by or on behalf of it (by members of its sales force or otherwise) that have not been approved by WARNER-LAMBERT or which do not represent an accurate summary or explanation of the labeling of the Product or a portion thereof.

           SECTION 6.02. Ownership. PFIZER shall not represent to any third party that it has any proprietary or property right or interest in the Products, Atorvastatin or in the Patents or the Trademark, except for such rights granted to PFIZER under Section 2.01. Furthermore, PFIZER acknowledges that it does not have any right, title or interest in the Patents.

           SECTION 6.03. Medical Inquiries. PFIZER shall comply with the directions and policies which WARNER-LAMBERT may reasonably formulate concerning responses to be made to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Products and shall, if so requested by WARNER-LAMBERT, provide WARNER-LAMBERT with details of inquiries received and responses given.

           SECTION 6.04.  WARNER-LAMBERT Information.

                (a) WARNER-LAMBERT shall provide PFIZER with information, known to WARNER-LAMBERT, which is relevant or appropriate to enable PFIZER to respond promptly to medical questions or inquiries from members of the medical and paramedical professions and consumers relating to the Products.

                (b) PFIZER shall refer all questions and inquiries to which PFIZER is unable to respond, using the materials provided by WARNER-LAMBERT pursuant to Section 6.04(a), to WARNER-LAMBERT.


                                 ARTICLE VII

                                  TRAINING

           SECTION 7.01. Training Plans. PFIZER and WARNER-LAMBERT shall, each at its own expense, comply with any reasonable training plan contained in any Marketing Plan which is otherwise consistent with provisions of this Agreement.

           SECTION 7.02. Assistance. During the Term of this Agreement (or the period of time in which PFIZER retains co-promotion rights under
 Section 2.01 if shorter), each party shall make available to the other, to the extent reasonable:

                (a) Reasonable services of such party's sales training personnel to assist the other party's sales training personnel in training its detailing force; and

                (b) Reasonable quantities of training and communications materials created and developed for marketing and promoting the Products.


                                ARTICLE VIII

                             REGULATORY MATTERS

           SECTION 8.01. Communication with Regulatory Authorities. PFIZER shall not without the consent of WARNER-LAMBERT or unless so required by Law (and then only pursuant to the terms of this Section 8.01), correspond or communicate with the FDA or with any other Governmental or Regulatory Authority, whether within the Territory or otherwise, concerning the Products or Atorvastatin or otherwise take any action concerning any authorization or permission under which the Products are sold or any application for the same. Furthermore, PFIZER shall, immediately upon receipt of any communication from the FDA or from any other Governmental or Regulatory Authority relating to Atorvastatin or any Product, forward a copy or description of the same to WARNER-LAMBERT and respond to all inquiries by WARNER-LAMBERT relating thereto. If PFIZER is advised by its counsel that it must communicate with the FDA or with any other Governmental or Regulatory Authority, then PFIZER shall so advise WARNER-LAMBERT immediately and, unless the Law prohibits, provide WARNER-LAMBERT in advance with a copy of any proposed written communication with the FDA or any other Governmental or Regulatory Authority and comply with any and all reasonable direction of WARNER-LAMBERT concerning any meeting or written or oral communication with the FDA or any other Governmental or Regulatory Authority.

           SECTION 8.02. FDA Filings. Subject to the terms of Section 2.04, upon receipt of the initial NDA approval for a Product, WARNER-LAMBERT shall have exclusive authority and responsibility to maintain and seek revisions of the conditions of FDA marketing approval for the Products and shall keep PFIZER informed of any such actions, provided any such revisions are not inconsistent with the decisions of the parties as determined in accordance with Section 4.01. Within twenty (20) days after submission to FDA, WARNER-LAMBERT shall provide PFIZER with copies of all final submissions to the NDA that are intended to change or modify the label or labeling for, or the indications of, Atorvastatin or any of the Products. Subject to the terms of Section 8.01, PFIZER will not file any document with FDA or any other Governmental or Regulatory Authority relating to any Product or Atorvastatin without the prior consent of WARNER-LAMBERT.

           SECTION 8.03.  Labeling and Promotional Materials.
 WARNER-LAMBERT shall have sole authority and responsibility to seek and/or obtain any necessary FDA approvals of any label, labeling, package inserts and packaging, and Promotional Materials used in connection with the Products, and for determining whether the same requires FDA approval. No Product label, labeling or Promotional Materials may be used or distributed by PFIZER unless such label, labeling or Promotional Materials have been approved in advance by the Operating Committee (or the U.S. Marketing Subcommittee thereof) and, for purposes of determining compliance with applicable Laws, WARNER-LAMBERT, pursuant to WARNER-LAMBERT's internal procedures.

           SECTION 8.04. Complaints. Subject to the terms of Section 8.06, PFIZER shall refer any complaints (including medical complaints) which it receives concerning any Product or Atorvastatin to WARNER-LAMBERT within ninety-six hours of PFIZER's receipt of the same; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up (e.g. wrong ingredients) shall be delivered within twenty-four hours of any member of the PFIZER Group's (as hereinafter defined) receipt of the same. PFIZER shall not take any other action in respect of any such complaint without the consent of WARNER-LAMBERT unless otherwise required by Law.

           SECTION 8.05.  Regulatory Information.  Subject to the terms of
 Section 8.01, each party agrees to provide the other with all reasonable assistance and take all actions reasonably requested by the other party that are necessary or desirable to enable the other party to comply with any Law applicable to Atorvastatin or any Product, including, but not limited to, WARNER-LAMBERT meeting its reporting and other obligations to
 (i) maintain and update any NDA's for the Products, (ii) report Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports to the FDA and/or other Governmental or Regulatory Authorities and (iii) submit or file Promotional Materials with the FDA. Such assistance and actions shall include, among other things, keeping the other party informed, commencing within forty-eight hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from, the FDA or any other Governmental or Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, (b) which indicates or suggests a potential material liability for either party to third parties arising in connection with any Product, or (c) which is reasonably likely to lead to a recall or market withdrawal of any Product, provided that neither party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided. For purposes of this Section 8.05, each of the events set forth in
 (a), (b) and (c) of this Section 8.05 shall be defined as a "Material Event". Information that shall be disclosed pursuant to this Section 8.05 shall include, but not be limited to:

           (1) Governmental or Regulatory inspections of manufacturing, distribution or other related facilities; inquiries by Governmental or Regulatory Authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties); any communication from Governmental or Regulatory Authorities involving the manufacture, sale, promotion or distribution of Products or any other Governmental or Regulatory Authority reviews or inquiries relating to Atorvastatin or any of the Products which, in each case, constitute a Material Event; and

           (2) receipt of a Warning Letter relating to Atorvastatin or any of the Products; and

           (3) an initiation of any Governmental or Regulatory Authority investigation, detention, seizure or injunction concerning any Product.

           SECTION 8.06. Adverse Drug Experience Reports. (a) Subject to the FD&C Act, PFIZER shall:

                (i) notify WARNER-LAMBERT of all Serious Adverse Drug Experience Reports (including Serious Adverse Drug Experience Reports occurring in any Product Lifecycle Plan Study conducted, sponsored or monitored by PFIZER or WARNER-LAMBERT) within ninety-six hours of the time such Serious Adverse Drug Experience Report becomes known to PFIZER or any of its Affiliates or any employee or agent of PFIZER or any of its Affiliates (the "PFIZER Group"); and

                (ii) notify WARNER-LAMBERT of all Adverse Drug Experience
                     Reports (except for Adverse Drug Experience Reports occurring in a Product Lifecycle Plan Study conducted, sponsored or monitored by PFIZER or WARNER-LAMBERT) within ten days of the time such Adverse Drug Experience Report becomes known to any member of the PFIZER Group; and

               (iii) notwithstanding any other provision of this Section
                     8.06, use its best efforts to notify WARNER-LAMBERT of all unexpected fatal or life-threatening experiences occurring in connection with an IND study conducted, sponsored or monitored by PFIZER, as defined in 21 C.F.R 312.32, within twenty-four hours (but, in no event, later than thirty-six hours) of the time any such experience becomes known to any member of the PFIZER Group; and

                (iv) notwithstanding any other provision in this Section
                     8.06, notify WARNER-LAMBERT of all other serious and unexpected adverse experiences occurring in connection with an IND study conducted, sponsored or monitored by PFIZER, as defined in 21 C.F.R 312.32, within seventy-two hours of the time any such experience becomes known to any member of the PFIZER Group.

                (b) PFIZER shall notify WARNER-LAMBERT of all Adverse Drug Experience Reports occurring in any Product Lifecycle Plan Study conducted, sponsored or monitored by PFIZER when such Product Lifecycle Plan Study is completed in a study report issued to WARNER-LAMBERT in connection therewith. Each such final study report shall be provided to WARNER-LAMBERT within fifteen days of its completion. Except for Adverse Drug Experience Reports occurring in any Product Lifecycle Plan Study conducted, sponsored or monitored by PFIZER, notification under this Section 8.06 shall be by facsimile and overnight courier and in accordance with instructions to be mutually agreed upon by PFIZER and WARNER-LAMBERT. All follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports occurring during Product Lifecycle Plan Studies shall be conducted by the party initiating, sponsoring or monitoring such study; provided that the results of such follow-up investigations conducted by PFIZER shall be delivered to WARNER-LAMBERT within ninety-six hours of the time such follow-up information is obtained by any member of the PFIZER Group. All other follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports shall be conducted by WARNER-LAMBERT. PFIZER shall provide all reasonable cooperation with any investigation of any such spontaneous Adverse Drug Experience Report or Serious Adverse Drug Experience Report conducted by WARNER-LAMBERT.

                (c) Subject to Section 8.01, (i) PFIZER shall not disclose any information concerning Adverse Drug Experience Reports or Serious Adverse Drug Experience Reports to any Person or Governmental or Regulatory Authority without the prior consent of WARNER-LAMBERT, and (ii) WARNER-LAMBERT shall have the sole discretion to determine whether any complaint, Adverse Drug Experience Report or Serious Adverse Drug Experience Report must be reported to the FDA or any other Governmental or Regulatory Authority.

                (d) Within fourteen (14) days of submission, WARNER-LAMBERT shall provide PFIZER with copies of all 15 day "Alert Reports" relating to the Products and submitted to FDA in accordance with 21 C.F.R. 314.80(c)(1) and all periodic adverse drug experience reports relating to the Products and submitted in accordance with 21 C.F.R. 314.80(c)(2).

           SECTION 8.07.  Recalls Or Other Corrective Action.
 WARNER-LAMBERT shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Products. WARNER-LAMBERT shall promptly notify PFIZER of any such actions taken by WARNER-LAMBERT which are reasonably likely to result in a material adverse effect on the marketability of any Product in the Territory. At WARNER-LAMBERT's request, PFIZER shall provide reasonable assistance to WARNER-LAMBERT in conducting such recall, market withdrawal or other corrective action and any documented, direct, out-of-pocket costs incurred by PFIZER with respect to participating in such recall, market withdrawal or other corrective action shall be reimbursed by WARNER-LAMBERT. WARNER-LAMBERT shall be under no liability whatsoever to compensate PFIZER or make any other payment to PFIZER for any decision to recall, initiate a market withdrawal or take any other corrective action with respect to the Products contemplated in this
 Section 8.07, unless such action results from WARNER-LAMBERT's failure to comply with the terms of this Agreement.

           SECTION 8.08. Survival of Obligations. The obligations of the parties set forth in Sections 8.01, 8.04, 8.05 and 8.06 shall survive the termination of this Agreement (or the period of time in which PFIZER retains co-promotion rights under Section 2.01 if shorter) for the shelf life of the Products containing the PFIZER Logo in accordance with Section 2.05(c).


                                 ARTICLE IX

                        ORDERS AND SUPPLY OF PRODUCTS

           SECTION 9.01. Orders and Terms of Sale. WARNER-LAMBERT shall have the sole right to (i) receive, accept and fill orders for Products,
 (ii) control invoicing, order processing and collection of accounts receivable for Product sales, (iii) record Product sales in its books of account, and (iv) establish and modify the commercial terms and conditions with respect to the sale and distribution of Products, including matters such as the price at which the Products will be sold and whether any discounts, rebates or other deductions should be made, paid or allowed. It is understood that certain of the matters set forth in clause (iv) above shall be incorporated in the Marketing Plans developed pursuant to Section 4.01.

           SECTION 9.02. Misdirected Orders. If, for any reason, PFIZER receives orders for Products, PFIZER shall forward such orders to WARNER-LAMBERT (or if directed by WARNER-LAMBERT to WARNER-LAMBERT's wholesalers) as soon as practicable.

           SECTION 9.03. Product Returns. If any quantities of the Products are returned to PFIZER, PFIZER shall immediately notify WARNER-LAMBERT and ship them to the facility designated by WARNER-LAMBERT, with any reasonable or authorized shipping or other documented direct cost to be paid by WARNER-LAMBERT. PFIZER, at its option, may advise the customer who made the return that the Products have been returned to WARNER-LAMBERT, but shall take no other steps in respect of any return without the consent of WARNER-LAMBERT. All returns of Samples used by the PFIZER field force shall first be returned to PFIZER which shall ship them to WARNER-LAMBERT, at WARNER-LAMBERT's expense.

           SECTION 9.04. Supply. WARNER-LAMBERT shall use reasonable efforts to supply Products (both for trade purposes and Samples) during the Term of this Agreement in a consistent fashion and in sufficient quantities to meet the forecasted amounts of Products in accordance with the then current Marketing Plan. With respect to the foregoing, WARNER-LAMBERT shall maintain inventory of Products (a) for the first two Agreement Quarters of Agreement Year One, equal to six (6) months (based on the then current Marketing Plan) and (b) for the final two Agreement Quarters of Agreement Year One and the remaining Agreement Years, equal to three (3) months (based on the then current Marketing Plan). WARNER-LAMBERT shall establish appropriate back-up manufacturing facilities and shall be responsible for obtaining all FDA or other Governmental or Regulatory Authority approvals for such facilities on a timely basis as required to prevent any interruption, discontinuity or other impediment to continued supply of the Products.

           SECTION 9.05. PFIZER Back-Up Manufacturing Facilities. If, after approval of an NDA for a Product, additional back-up manufacturing facilities are required, PFIZER shall have the option, at its sole cost and expense, to request WARNER-LAMBERT to file a supplement to have one or more of PFIZER's or any of its Affiliate's manufacturing facilities (the "PFIZER Facilities") qualified and approved as back-up manufacturing facilities. If PFIZER desires to have any of its facilities so qualified, PFIZER shall notify WARNER-LAMBERT of the identity of such PFIZER Facilities and the back-up manufacturing services to be provided promptly after PFIZER has made this determination. WARNER-LAMBERT shall have the right to visit and audit such PFIZER Facilities and review all other appropriate technical information to determine whether such PFIZER Facilities are acceptable, such consent not to be unreasonably withheld. If approved by WARNER-LAMBERT, WARNER-LAMBERT shall have the right to provide reasonable technical assistance in the qualification and approval of such PFIZER Facilities at the cost and expense of PFIZER. WARNER-LAMBERT shall be solely responsible for filing all submissions or other correspondence with the FDA and/or other Governmental or Regulatory Authorities in connection with any decision to seek approval of a PFIZER Facility as an additional back-up manufacturing facility. WARNER-LAMBERT shall also be responsible for determining technical and other conditions set forth in any supplement filed with reference to this Section. WARNER-LAMBERT shall have the sole right to determine whether or not to use the PFIZER Facilities in the event of an interruption or depletion in supply of Product and, under such circumstances, a separate manufacturing agreement will be entered into between the parties.

           SECTION 9.06. Failure of Supply. In the event for any reason, including Force Majeure (as hereinafter defined) (but excluding the failure of PFIZER to perform its obligations as a back-up manufacturer pursuant to the terms of Section 9.05, if applicable), WARNER-LAMBERT shall be unable to supply on a timely basis (in accordance with WARNER-LAMBERT's normal and customary practice) at least ninety-three percent (93%) of the orders for Product in the Territory and provided that such orders are not materially greater than the forecasted Product requirements included in the then current Marketing Plan, then the following adjustments shall be made to the terms otherwise provided herein:

                (a) If such failure to supply continues for two consecutive months or less, the Agreement Year in which such failure to supply occurred shall be extended by a length of time equal to two times the number of days during which WARNER-LAMBERT failed to supply Product as provided for above.

                (b) If such failure to supply continues longer than two consecutive months, the Agreement Year in which such failure to supply occurred shall be extended by a length of time equal to four times the number of days during which WARNER-LAMBERT failed to supply Product as provided for above.

                (c) Provided WARNER-LAMBERT's failure to meet its supply obligations shall not be the result of WARNER-LAMBERT's material breach of its obligations under this Agreement, then Sections 9.06(a) and (b) set forth PFIZER's sole remedy in the event WARNER-LAMBERT fails to meet the supply obligations set forth in this Article IX.


                                  ARTICLE X

                          CONFIDENTIAL INFORMATION

           SECTION 10.01. Confidential Information. Each of PFIZER and WARNER-LAMBERT shall keep all Confidential Information from the other with the same degree of care it maintains the confidentiality of its own confidential information. Each party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its employees, agents, advisers, representatives, consultants and counsel who have a need to know such Confidential Information to implement the terms of this Agreement; provided, however, any such consultants shall be subject to confidentiality obligations consistent with those provided herein. The party receiving the Confidential Information (the "Receiving Party") shall advise any employee, agent, adviser, representative, consultant or counsel who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such employees, agents, advisers, representatives, consultants and counsel comply with such obligations as if they had been a party hereto. Upon termination of this Agreement, or earlier if so requested by the party disclosing the Confidential Information (the "Disclosing Party"), the Receiving Party shall use reasonable efforts to return or destroy all documents, tapes or other media containing Confidential Information in its possession, except that the Receiving Party may keep one copy of Confidential Information in the Legal Department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall not be copied or distributed in any manner without the express prior permission of the Disclosing Party; provided, however, that the Receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Law. The Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure of Confidential Information pursuant to the proviso of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information.

           SECTION 10.02. Exceptions. Each of PFIZER and WARNER-LAMBERT shall be relieved of any and all of the obligations of Section 10.01 with respect to a specific item of Confidential Information if:

                (a) such Confidential Information is in the public domain at the time of disclosure hereunder or subsequently comes within the public domain through no fault or action of the Receiving Party or any of its Affiliates; or

                (b) such Confidential Information is in the possession or control of the Receiving Party or any of its Affiliates at the time of disclosure by or on behalf of the Disclosing Party or is independently discovered, after the date of disclosure, by the Receiving Party or any of its Affiliates without the aid, application or use of the Confidential Information, in each such case as evidenced by written records; or

                (c) such Confidential Information is obtained by the Receiving Party from any third party not in violation of any confidentiality obligation to the Disclosing Party.

           SECTION 10.03. Survival. The obligations and prohibitions contained in this Article X shall survive the expiration or termination of this Agreement for a period of five (5) years.


                                 ARTICLE XI

                 REPRESENTATIONS, WARRANTIES, COVENANTS AND
                              INDEMNIFICATION

           SECTION 11.01. WARNER-LAMBERT Representations, Warranties and Covenants. WARNER-LAMBERT hereby represents, warrants, covenants and agrees as follows:

                (a) WARNER-LAMBERT has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by WARNER-LAMBERT has been duly and validly authorized and approved by proper corporate action on the part of WARNER-LAMBERT, and WARNER-LAMBERT has taken all other action required by law, its certificate of incorporation, by-laws or any agreement to which it is a party or to which it may be subject, required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of PFIZER, this Agreement constitutes a legal, valid and binding obligation of WARNER-LAMBERT, enforceable against WARNER-LAMBERT in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

                (b) As of the date hereof, the execution and delivery of this Agreement by WARNER-LAMBERT and the performance by WARNER-LAMBERT contemplated hereunder will not violate any Laws or any order of any court or other Governmental or Regulatory Authority.

                (c) As of the date hereof, neither the execution and delivery of this Agreement nor the performance hereof by WARNER-LAMBERT requires WARNER-LAMBERT to obtain any permits, authorizations or consents from any Governmental or Regulatory Authority (except for FDA approval of the Products) or from any other Person, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which WARNER-LAMBERT may be a party and which relates to the Products.

                (d) As of the date hereof, Exhibit C contains a correct and complete list of all patents and patent applications issued or pending in the Territory relating to Atorvastatin which are owned by WARNER-LAMBERT or its Affiliates. All of the Patents issued as of the date hereof (i) are held of record by WARNER-LAMBERT, (ii) are free and clear of all liens, encumbrances and other claims, and (iii) are not subject anywhere in the Territory to any pending cancellation, opposition or reexamination proceeding or any other proceeding challenging their extent or validity. To the best of WARNER-LAMBERT's knowledge, all of the Patents issued as of the date hereof are valid and in full force. WARNER-LAMBERT is the owner of record of all applications listed on Exhibit C. To the best of WARNER-LAMBERT's knowledge, the claims included in such applications relate to patentable subject matter, and WARNER-LAMBERT is not aware of any reason that such claims would not be allowed to issue.

                (e) As of the date hereof, to the best of WARNER-LAMBERT's knowledge, the manufacture, use or sale of the Products does not infringe any patents of third parties, and, to the best knowledge of WARNER-LAMBERT, no third party is infringing in the Territory any of the issued Patents or any of the claims of the patent applications listed in Exhibit C.

                (f) As of the date hereof, there are no actions, suits, proceedings or claims, pending against WARNER-LAMBERT or any of its Affiliates, or, to the knowledge of WARNER-LAMBERT, threatened against WARNER-LAMBERT or any of its Affiliates, at law or in equity, or before or by any court or Governmental or Regulatory Authority relating to the Products or any of the matters contemplated under this Agreement. To the knowledge of WARNER-LAMBERT, there are no investigations, pending or threatened against WARNER-LAMBERT or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to the Products or any of the matters contemplated under this Agreement.

                (g) WARNER-LAMBERT will exercise reasonable diligence to ensure that the Product NDA to be filed with the FDA and all amendments thereto will be prepared in accordance with all applicable requirements of the FD&C Act.

                (h) WARNER-LAMBERT has heretofore disclosed to PFIZER all material information known to WARNER-LAMBERT with respect to the safety and effectiveness of the Products or human risk factors relating thereto.

                (i) WARNER-LAMBERT covenants that during the Term of this Agreement it shall carry out the detailing, promotion, marketing and sale of the Products and its other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) accepted pharmaceutical industry practices and (iii) all applicable Laws.

                (j) WARNER-LAMBERT covenants that Products to be distributed by WARNER-LAMBERT during the Term of this Agreement will, at the time of shipment by or on behalf of WARNER-LAMBERT, not be misbranded or adulterated under the terms of the FD&C Act.

                (k) WARNER-LAMBERT acknowledges that PFIZER is relying, and is entitled to rely, on the foregoing representations, warranties and covenants.

           SECTION 11.02. PFIZER Representations, Warranties and Covenants. PFIZER hereby represents, warrants, covenants and agrees as follows:

                (a) PFIZER has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by PFIZER has been duly and validly authorized and approved by proper corporate action on the part of PFIZER, and PFIZER has taken all other action required by law, its certificate of incorporation, by-laws or any agreement to which it is a party or to which it may be subject, required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of WARNER-LAMBERT, this Agreement constitutes a legal, valid and binding obligation of PFIZER, enforceable against PFIZER in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

                (b) As of the date hereof, the execution and delivery of this Agreement by PFIZER and the performance by PFIZER contemplated hereunder will not violate any Laws or any order of any court or other Governmental or Regulatory Authority.

                (c) As of the date hereof, neither the execution and delivery of this Agreement nor the performance hereof by PFIZER requires PFIZER to obtain any permits, authorizations or consents from any Governmental or Regulatory Authority or from any other Person, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which PFIZER may be a party.

                (d) As of the date hereof, there are no actions, suits, proceedings or claims, pending against PFIZER or any of its Affiliates, or, to the knowledge of PFIZER, threatened against PFIZER or any of its Affiliates, at law or in equity, or before or by any court or Governmental or Regulatory Authority relating to any of the matters contemplated under this Agreement. To the knowledge of PFIZER, there are no investigations, pending or threatened against PFIZER or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to the matters contemplated under this Agreement or which would otherwise materially adversely affect PFIZER's ability to perform its obligations hereunder.

                (e) PFIZER covenants that during the Term of this Agreement it shall carry out the detailing, promotion and marketing of the Products and its other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) accepted pharmaceutical industry practices and (iii) all applicable Laws.

                (f) PFIZER acknowledges that WARNER-LAMBERT is relying, and is entitled to rely, on the foregoing representations, warranties and covenants.

           SECTION 11.03.  Indemnification of PFIZER.

                (a) WARNER-LAMBERT shall indemnify, defend and hold PFIZER PARTIES (as hereinafter defined) harmless from and against any and all Losses incurred, suffered or sustained by PFIZER PARTIES or to which PFIZER PARTIES become subject, arising out of or resulting from: (i) any third party claims, actions, suits, proceedings, liabilities or obligations arising from (a) any misrepresentation or breach of any representation, warranty or agreement made by WARNER-LAMBERT in this Agreement, (b) any act or omission of negligence, recklessness or willful misconduct of WARNER-LAMBERT (including, without limitation, any violation of the FD&C
 Act) or (c) the testing, manufacture, distribution, use or sale of the Products (including, without limitation, any claim for death or bodily injury or patent or trademark infringement); and (ii) any claim for indemnification by PFIZER which is wrongfully disputed by WARNER-LAMBERT. For purposes of this Section 11.03 PFIZER PARTIES means PFIZER and its Affiliates and their respective agents, directors, officers and employees.

                (b) The indemnity in Section 11.03(a) shall not apply to the extent that any Loss is primarily the result of any breach of this Agreement by PFIZER or of any act or omission of negligence, recklessness or willful misconduct of PFIZER PARTIES.

           SECTION 11.04.  Indemnification of WARNER-LAMBERT.

                (a) PFIZER shall indemnify, defend and hold WARNER-LAMBERT PARTIES (as hereinafter defined) harmless from and against any and all Losses incurred, suffered or sustained by WARNER-LAMBERT PARTIES or to which WARNER-LAMBERT PARTIES become subject, arising out of or resulting from: (i) any third party claims, actions, suits, proceedings, liabilities or obligations arising from (a) any misrepresentation or breach of any representation, warranty or agreement made by PFIZER in this Agreement or
 (b) any act or omission of negligence, recklessness or willful misconduct of PFIZER (including, without limitation, any violation of the FD&C Act); and (ii) any claim for indemnification by WARNER-LAMBERT which is wrongfully disputed by PFIZER. For purposes of this Section 11.04 WARNER-LAMBERT PARTIES means WARNER-LAMBERT and its Affiliates and their respective agents, directors, officers and employees.

                (b) The indemnity in Section 11.04(a) shall not apply to the extent that any Loss is primarily the result of any breach of this Agreement by WARNER-LAMBERT or of any act or omission of negligence, recklessness or willful misconduct of WARNER-LAMBERT PARTIES.

           SECTION 11.05. Procedures. In the event any third party asserts any claim in respect to any matter to which the indemnification in Sections
 11.03 or 11.04 relates, the party against whom the claim is asserted (the "Indemnified Party") shall not make any admission concerning such claim, but shall promptly notify the other party (the "Indemnifying Party"), of the claim, and the Indemnifying Party shall be entitled, but not obliged, to manage and control, at its sole expense, the defense of the claim and its settlement. The benefit of any indemnity by the Indemnifying Party under this Agreement in respect of any claim shall not apply to the Indemnified Party if any admission made by such party or any failure by such party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim. If the Indemnifying Party elects to defend such claim, it shall give prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently to defend the Indemnified Party within twenty (20) days after receipt of notice of the claim, the Indemnifying Party shall be bound by any defense or settlement made by the Indemnified Party and shall reimburse the Indemnified Party for its Losses and expenses related to the defense or settlement of the third party claim. If the Indemnifying Party elects to defend the claim and gives notice to the Indemnified Party and proceeds diligently to defend the Indemnified Party, then the Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior consent of the Indemnifying Party. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such a third party claim which is being managed and controlled by the Indemnifying Party. The Indemnified Party may, at its option and expense, be represented by counsel of its own choice in any action or proceeding arising out of such claim; provided, however, the Indemnifying Party shall not be liable for any litigation costs or expenses incurred, without its consent, by the Indemnified Party where such action or proceeding is under the control and management of the Indemnifying Party.

           SECTION 11.06. Insurance Proceeds. Any indemnification hereunder shall be made net of any insurance proceeds recovered by the Indemnified Party; provided, however, that if, following the payment to the Indemnified Party of any amount under this Article XI, such Indemnified Party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnifying Party.

           SECTION 11.07. Survival. The provisions of this Article XI shall survive the expiration or termination of this Agreement.


                                 ARTICLE XII

                      PATENT AND TRADEMARK INFRINGEMENT

           SECTION 12.01. Prosecution and Maintenance of Patents. WARNER-LAMBERT shall make adequate filings for, and prosecute and maintain, all Patents and related applications in the Territory unless WARNER-LAMBERT reasonably believes that any such Patent or related application is not material to the matters contemplated in this Agreement. WARNER-LAMBERT shall consult with PFIZER prior to abandoning any Patents or related applications that are material to the matters contemplated in this Agreement. At PFIZER's reasonable request WARNER-LAMBERT shall advise PFIZER of the status of pending applications, shall provide PFIZER with copies of documentation concerning such applications and shall consult with PFIZER before taking any action materially affecting the scope of patent coverage relating to Products. WARNER-LAMBERT shall file all applications and take any other actions necessary to obtain patent extensions and supplementary protection certificates for Patents where available in the Territory unless WARNER-LAMBERT reasonably believes that any such Patent or application is not material to the matters contemplated in this Agreement.

           SECTION 12.02.  Patent Infringement.

                (a) In the event any infringement action shall be brought within the Territory against PFIZER or any of its Affiliates because of the manufacture, use or sale of Products, PFIZER shall promptly notify WARNER-LAMBERT. WARNER-LAMBERT shall, at its sole expense, assume the defense of such action, and PFIZER shall be fully indemnified on account of such action subject to the terms of Article XI.

                (b) If any third party shall, in the reasonable opinion of either party, infringe any of the Patents, such party shall promptly notify the other party.

                (c) If any third party shall infringe any of the Patents in connection with either the manufacture, use or sale of a product in the Territory that has a Material Adverse Effect (as hereinafter defined) on the Products, WARNER-LAMBERT shall bring suit and take such other action as it may determine is reasonably necessary to enjoin, prohibit, or retard such infringement. PFIZER shall, at WARNER-LAMBERT's request, cooperate in such suits or actions. Any monetary recovery in connection with such infringement action shall first be applied to reimburse WARNER-LAMBERT and to the extent requested by WARNER-LAMBERT, PFIZER, for their out-of-pocket expenses (including reasonable attorneys' fees) in prosecuting such infringement, and WARNER-LAMBERT shall be entitled to the balance of such recovery. If such recovery is less than such out-of-pocket expenses, reimbursement shall be on a pro-rata basis. In the event of such a Material Adverse Effect, the Agreement Year in which such infringement occurred shall be extended by the number of days during which such infringement resulted in a Material Adverse Effect on Net Sales in the Territory. For purposes of this Section 12.02(c), "Material Adverse Effect" shall be deemed to occur if sales in the Territory of infringing products by such infringing party equal at least ten percent (10%) of Net Sales in such Agreement Year. If WARNER-LAMBERT fails to obtain a discontinuance of said infringement and/or elects not to bring suit against such third party infringer, WARNER-LAMBERT will give notice to PFIZER of its election not to bring suit within ten (10) days of such election. PFIZER may, at its option, (i) obtain a discontinuance of the alleged infringement or (ii) bring suit against such third party within six (6) months of the date of receipt by PFIZER of the aforesaid notice. Any suit by PFIZER will be either in the name of PFIZER or in the name of WARNER-LAMBERT, or jointly by WARNER-LAMBERT and PFIZER, as may be required by Law. For this purpose, WARNER-LAMBERT will execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by PFIZER. If PFIZER does bring such a suit or action, it shall bear all costs and expenses associated therewith and will be entitled to keep any and all recoveries.

                (d) If any third party shall infringe any of the Patents and such infringement does not result in a Material Adverse Effect, WARNER-LAMBERT shall have sole discretion whether or not to bring suit to enjoin, prohibit, or retard such infringement. WARNER-LAMBERT shall be solely responsible for all out-of-pocket expenses incurred in connection with such infringement suits and shall have sole rights to any recoveries made thereunder. PFIZER shall, at WARNER-LAMBERT's request, cooperate in such suits or actions.

           SECTION 12.03. Trademarks. (a) WARNER-LAMBERT agrees to pursue and maintain the Trademark and all of its relevant copyrights relating to the Products in the Territory. WARNER-LAMBERT and PFIZER shall each advise the other promptly upon its becoming aware of any infringement by a third party of the Trademark.

                (b) WARNER-LAMBERT and its Affiliates shall have sole discretion to decide what if any action should be taken in relation to such infringement. PFIZER shall cooperate fully with, and as reasonably requested by, WARNER-LAMBERT, at WARNER-LAMBERT's expense, in any investigation or action taken by WARNER-LAMBERT or any of its Affiliates in respect of such infringement. Any sums obtained as a result of any such suit or proceeding, whether by judgment, award, decree or settlement, shall be the property of WARNER-LAMBERT or its Affiliate and PFIZER shall not under any circumstances be entitled to any share of the same.


                                ARTICLE XIII

                                   RECORDS

           SECTION 13.01. Detail Records. Both parties shall keep accurate and complete records of each Detail carried out by it under this Agreement and shall make such records available for inspection, review and audit by an independent certified public accountant appointed by the other party and reasonably acceptable to such party for the purpose of verifying the number of Details made by such party. All costs and expenses incurred in connection with performing any such audit shall be paid by the party performing such audit. Such accountants shall not reveal to the party seeking verification the details of its review, except for such information as is required to be disclosed under this Agreement, and shall be subject to confidentiality obligations consistent with the provisions of Article X.

           SECTION 13.02. Financial Records. WARNER-LAMBERT shall keep such records of Net Sales and Product Expenses as are necessary to determine accurately under generally accepted accounting principles the sums due to PFIZER and WARNER-LAMBERT under this Agreement. PFIZER shall keep such records of its Product Expenses as are necessary to determine accurately under generally accepted accounting principles the sums due to PFIZER and WARNER-LAMBERT under this Agreement. Such records shall be retained by each party (in such capacity, the "Recording Party") and shall be made available for inspection, review and audit, at any time during the applicable Agreement Year and for three (3) years thereafter, at the request and expense of the other party, by an independent certified public accountant appointed by such other party and reasonably acceptable to the Recording Party for the sole purpose of verifying the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement, provided that such audits may not be performed by either party more than once per Agreement Year. Such accountants shall not reveal to the party seeking verification the details of its review, except for such information as is required to be disclosed under this Agreement, and shall be subject to confidentiality obligations consistent with the provisions of
 Article X.

           SECTION 13.03. Retaining of Records. The documents from which were calculated (i) the sums due under Article III and (ii) the number of Details as set forth in the written reports delivered in accordance with
 Section 2.02 shall be retained by WARNER-LAMBERT or PFIZER (whichever is relevant) during the Term of this Agreement and for three (3) years thereafter.


                                 ARTICLE XIV

                            TERM AND TERMINATION

           SECTION 14.01. Term. Unless otherwise mutually agreed to by the parties, this Agreement shall expire on the last day of Agreement Year Ten.

           SECTION 14.02.  Termination of Co-Promotion Rights.
 WARNER-LAMBERT shall have the right to terminate PFIZER's co-promotion rights, granted under Section 2.01, as follows:

                (a) If at any time from the date of this Agreement through the end of Agreement Year Five a Change of Control of WARNER-LAMBERT shall occur, WARNER-LAMBERT shall have the right to terminate PFIZER's co-promotion rights under Section 2.01 as follows: (i) WARNER-LAMBERT shall give to PFIZER notice of WARNER-LAMBERT's intent to terminate such co-promotion rights ("Termination Notice A"), (ii) Termination Notice A shall specify a date for such termination of co-promotion rights which date shall be not less than twelve (12) months after the date of Termination Notice A, (iii) in no event shall the date for termination of such co-promotion rights be earlier than the first day of Agreement Year Four, and (iv) in all cases the date for termination of such co-promotion rights shall be on the first day of an Agreement Quarter; and

                (b) WARNER-LAMBERT shall have the right, at its sole discretion, to terminate PFIZER's co-promotion rights under Section 2.01 as follows: (i) WARNER-LAMBERT shall give to PFIZER notice of WARNER-LAMBERT's intent to terminate such co-promotion rights ("Termination Notice B"), (ii) Termination Notice B shall specify a date for such termination of co-promotion rights which date shall be not less than twelve (12) months after the date of Termination Notice B, (iii) in no event shall the date for termination of such co-promotion rights be earlier than the first day of Agreement Year Six, and (iv) in all cases the date for termination of such co-promotion rights shall be on the first day of an Agreement Quarter; and

                (c) If Net Sales during Agreement Year Four are less than sixty-five percent (65%) of the Baseline Sales for Agreement Year Four, WARNER-LAMBERT shall have the right, at its sole discretion, to terminate PFIZER's co-promotion rights under Section 2.01 as follows: (i) WARNER-LAMBERT shall give to PFIZER notice of WARNER-LAMBERT's intent to terminate such co-promotion rights ("Termination Notice C") which Notice shall be given on or before the date which is the commencement of the third Agreement Quarter of Agreement Year Five, and (ii) Termination Notice C shall specify the last day of Agreement Year Five as the date for such termination.

           SECTION 14.03.  Termination of Agreement.

                (a) At any time, upon twelve (12) months' notice to WARNER-LAMBERT, PFIZER shall have the right, at PFIZER's sole discretion, to terminate this Agreement (provided the date for termination shall be on the first day of an Agreement Quarter), and upon such termination, subject to Section 14.05, PFIZER shall have no further rights to any payments or compensation from WARNER-LAMBERT.

                (b) If either WARNER-LAMBERT or PFIZER materially breaches or defaults in the performance of any of the provisions of this Agreement, and such material breach or default is not cured within sixty (60) days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement forthwith. For the purposes of this Section 14.03(b), a material breach or default in the performance of any of the provisions of this Agreement shall include a material inaccuracy in any representation, warranty or covenant contained herein.

                (c) To the extent permitted by Law, if either WARNER-LAMBERT or PFIZER shall become insolvent, or shall make or seek to make or arrange an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be initiated by, on behalf of or against such party (and, in the case of any such involuntary proceeding, not dismissed within ninety (90) days), or if a receiver or trustee of such party's property shall be appointed and not discharged within ninety (90) days, the other party shall have the right to terminate this Agreement forthwith.

                (d) Between July 1, 1996 and August 31, 1996, PFIZER shall have the right to review and audit the NDA submission relating to a Product. WARNER-LAMBERT shall respond to all reasonable inquiries generated therefrom. Within ten (10) days of completion of such audit, but no later than September 10, 1996, PFIZER shall have the right, upon prior notice to WARNER-LAMBERT, to terminate this Agreement if, as a result of such review and audit, PFIZER determines that the package insert likely to be approved by FDA will not be materially equivalent to that provided in Exhibit E-2; provided that such termination notice shall be effective on or before September 10, 1996; provided further that all amounts paid by PFIZER on or before such termination date pursuant to Section 3.01(a)(i) and all Product Expenses paid by PFIZER on or before such termination date shall be nonrefundable. If PFIZER has paid the amount set forth in Section 3.01(a)(ii), such amount shall be refunded by WARNER-LAMBERT to PFIZER.

                (e) If FDA does not approve an NDA for the Product which includes a package insert materially equivalent to that provided in Exhibit E-2, the following provisions shall apply:

                (i) Within thirty (30) days after such FDA approval WARNER-LAMBERT shall notify PFIZER whether WARNER-LAMBERT is agreeable or not to undertaking, at WARNER-LAMBERT's sole expense, such additional studies as may be necessary in order to obtain FDA approval for the Product with a package insert materially equivalent to that provided in Exhibit E-2; provided that WARNER-LAMBERT shall have the right at any time, upon notice to PFIZER, to cease any further activity with respect to such additional studies.

                (ii) Within thirty (30) days of the giving of notice by
                     WARNER-LAMBERT pursuant to Section 14.03(e)(i) that it shall undertake such additional studies, PFIZER shall have the option, by notice to WARNER-LAMBERT, to either
                     (x) terminate this Agreement, effective the date of such notice, or (y) to elect to continue this Agreement to await the results of the additional studies to be undertaken by WARNER-LAMBERT and the results of any additional FDA action or approval regarding the Product; provided the payment of the $105,000,000 by PFIZER under Section 3.01(a)(iii) shall only be payable at such time as FDA shall approve an NDA for a Product which includes an approved package insert materially equivalent to that provided in Exhibit E-2; provided further that all amounts paid by PFIZER pursuant to
                     Section 3.01(a)(i) and 3.01(a)(ii) and all Product Expenses paid by PFIZER prior to such notification or PFIZER's termination of the Agreement shall be nonrefundable. If WARNER-LAMBERT elects to sell a Product while conducting further clinical studies in accordance with Section 14.03(e)(i), PFIZER shall have no co-promotion rights nor obligations with respect to such Product until such time as it makes the payment of $105,000,000 pursuant to Section 3.01(a)(iii). It is understood that the Launch Date shall not be deemed to have occurred with respect to a Product unless PFIZER has exercised its rights to such Product as evidenced by its payment of $105,000,000 pursuant to this Section 14.03(e).

               (iii) Within ninety (90) days of the giving of notice by
                     WARNER-LAMBERT pursuant to Section 14.03(e)(i) that
                     (x) it shall not undertake such additional studies, or
                     (y) it shall permanently cease any further activity with respect to such additional studies, PFIZER shall either make the payment of $105,000,000 pursuant to
                     Section 3.01(a)(iii) or this Agreement shall terminate forthwith; provided, however, that WARNER-LAMBERT shall not undertake such additional studies or resume any further activity with respect to such studies for a fifteen (15) year period thereafter.

           SECTION 14.04.  Effects of Termination of Co-Promotion Rights.

                (a) Termination by WARNER-LAMBERT under Section 14.02 shall not release either party from any obligation to pay to the other party any sums due under Article III in connection with activities completed on or before the effective date of such termination, but no further sums shall be payable under Article III except as provided in Sections 14.04 or 14.05.

                (b) If PFIZER's co-promotion rights are terminated by WARNER-LAMBERT pursuant to Sections 14.02(a) or 14.02(b), WARNER-LAMBERT shall pay to PFIZER seventy-five percent (75%) of the payment(s) PFIZER would have received pursuant to Article III through the end of Agreement Year Ten. In computing such amounts there shall be deducted the amounts PFIZER would have owed WARNER-LAMBERT pursuant to Section 3.01(b) with respect to the remaining Agreement Years had PFIZER's co-promotion rights not been terminated; provided that PFIZER shall have no obligations under
 Section 3.01(b) to actually pay or incur any Product Expenses after PFIZER's co-promotion rights are terminated under Sections 14.02(a) or 14.02(b). It is understood that payments for each such remaining Agreement Year shall be based on the actual Net Sales, Product Expenses and the Baseline Sales, in each case for such Agreement Year as provided in this Agreement. Moneys shall be payable in the manner and at such times as set forth in Sections 3.03 and 3.04 for each Agreement Quarter during such remaining Agreement Years. In addition, (i) WARNER-LAMBERT shall continue to comply with all its marketing, detailing, promotional and clinical obligations under this Agreement as if PFIZER had retained its co-promotion rights, and (ii) WARNER-LAMBERT (or such other co-promotion partner as WARNER-LAMBERT shall appoint) shall assume the marketing, detailing, promotional and clinical obligations that PFIZER would have been responsible for pursuant to this Agreement had the Agreement not been terminated, and PFIZER shall have no responsibility therefor.

                (c) If PFIZER's co-promotion rights are terminated by WARNER-LAMBERT pursuant to Section 14.02(c), then, to the extent that the aggregate payments made by PFIZER pursuant to Sections 3.01(a) and 3.01(b) are in excess of the aggregate payments made by WARNER-LAMBERT to PFIZER pursuant to Section 3.02, WARNER-LAMBERT shall pay to PFIZER an amount equal to one hundred thirty-seven and one-half percent (137.5%) of such difference. Such amount shall be paid in five (5) equal annual installments, beginning with the first day of Agreement Year Six. In the event PFIZER's co-promotion rights are terminated under Section 14.04(c), neither party shall have continuing obligations regarding supplying, marketing, promoting, detailing or clinical development of the Products. Moreover, in no event shall either party have any further obligations under
 Article III arising after PFIZER's co-promotion rights have been terminated under Section 14.02(c).

           SECTION 14.05. No Prejudice to Rights. Termination of this Agreement shall be without prejudice to:

                (a)  The rights of the parties to any payments due under
 Article III to the date of termination; and

                (b) Any remedies which either party may then have hereunder or at law; and

                (c) Either party's right to obtain performance of any obligations provided for in this Agreement which survive termination by their express terms.

           SECTION 14.06. Return of Confidential Information. (a) Subject to the terms of Section 10.01 and 14.06(b), upon the termination of this Agreement (or, if earlier, the termination of PFIZER's co-promotion rights), (i) PFIZER shall within thirty (30) days return to WARNER-LAMBERT all Samples, Promotional Materials, communications materials, marketing plans and reports and other tangible WARNER-LAMBERT Confidential Information provided to PFIZER by or on behalf of WARNER-LAMBERT pursuant to the terms and intent of this Agreement, and (ii) WARNER-LAMBERT shall within thirty (30) days return to PFIZER all tangible PFIZER Confidential Information provided to WARNER-LAMBERT by or on behalf of PFIZER pursuant to this Agreement.

                (b) If PFIZER's co-promotion rights are terminated by WARNER-LAMBERT pursuant to Section 14.02, then, WARNER-LAMBERT shall reimburse PFIZER for the Product Expenses incurred by PFIZER pursuant to
 Section 3.01(b) with respect to the Samples and Promotional Materials returned to WARNER-LAMBERT pursuant to Section 14.06(a). This payment shall be made by WARNER-LAMBERT within sixty (60) days of PFIZER's return of such Samples in accordance with the terms of Section 14.06(a).


                                 ARTICLE XV

                                MISCELLANEOUS

           SECTION 15.01. Relationship of the Parties. Each party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither party shall have any responsibility for the hiring, termination or compensation of the other party's employees or for any employee benefits of such employee. No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, PFIZER's legal relationship under this Agreement to WARNER-LAMBERT shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the parties.

           SECTION 15.02. No Solicitation. The parties agree that during the Term of this Agreement neither party shall solicit any employee of the other party, with whom it has come in contact or interacted for the purposes of the performance of this Agreement, to leave the employment of the other party and accept employment with the first party.

           SECTION 15.03. Force Majeure. The occurrence of an event which materially interferes with the ability of a party to perform its obligations or duties hereunder which is not within the reasonable control of the party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law, shall not excuse such party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other party hereto (the "Other Party") of the occurrence and particulars of such Force Majeure and shall provide the Other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither party shall be liable to the Other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure.

           SECTION 15.04.  Confidentiality; Public Announcements.

                (a) Each party shall keep the terms of this Agreement confidential and shall not disclose the same to any third party other than
 (i) by agreement of the parties hereto, or (ii) as required by Law or stock exchange regulation or an order of a competent court; provided that prior to disclosure pursuant to (ii) above, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

                (b) Neither party shall make any press release or other public announcement or other disclosure to third parties relating to this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, except where required by applicable Law; provided that prior to disclosure, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

           SECTION 15.05. Limitation on Liability. Notwithstanding anything to the contrary contained elsewhere in this Agreement, (but subject to this Section 15.05), neither party shall be liable to the other for Losses constituting incidental, indirect or consequential damages for a cumulative aggregate amount in excess of $50,000,000; provided, however, notwithstanding the foregoing, each party shall have the right to recover (and the foregoing limitations contained in this Section 15.05 shall not apply to): (i) all amounts for which the other party is obligated to pay pursuant to Article III or Section 14.04 in the event of (x) a breach by WARNER-LAMBERT of its obligations to make payments pursuant to Section 14.04, or (y) a breach by the other party of its respective obligations to make payments pursuant to Article III; or (ii) all Losses relating to a breach by the other party of its respective obligations under Section 11.03 (in the case of WARNER-LAMBERT) or Section 11.04 (in the case of PFIZER) involving, in any case, the commencement of or assertion of any claim, action, suit or proceeding by a third party in respect of which indemnity may be sought under Section 11.03 or Section 11.04, as applicable. It is agreed that in the event of a breach of this Agreement by WARNER-LAMBERT, the difference (in no event less than zero), if any between (I) amounts previously paid to WARNER-LAMBERT by PFIZER pursuant to Section 3.01(a) and expenses for which PFIZER is responsible pursuant to Section 3.01(b), together with all internal costs and expenses incurred by PFIZER in connection with, or in support of, its performance of its obligations under this Agreement (such as, for example, clinical, marketing, promotional and field force costs and expenses) and (II) amounts previously paid to PFIZER pursuant to Sections 3.02 and 14.04, will not be considered as constituting incidental, indirect or consequential damages.

           SECTION 15.06. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement, or any of the transactions contemplated hereby, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, and agrees that any such action or proceeding may be brought in such courts.

           SECTION 15.07. Assignment. This Agreement may not be assigned by either party without the prior consent of the other party; provided that each party shall have the right to assign its rights and obligations under this Agreement to (a) any third party successor to all or substantially all of (i) its entire business or (ii) its pharmaceutical business or (b) its Affiliate or Affiliates who shall be substituted directly in whole or in part for it hereunder; provided however, that the assignor shall be responsible for the performance of its Affiliate assignee(s) hereunder. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

           SECTION 15.08. Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by mail (first class, postage prepaid) to the parties at the following addresses or facsimile numbers:

           WARNER-LAMBERT:

           Warner-Lambert Company
           201 Tabor Road
           Morris Plains, New Jersey 07950
           Attention: President, Pharmaceutical Sector
           Facsimile No. 201-540-4009

           with a copy to: Vice President and General Counsel
           Facsimile No. (201) 540-3927

           PFIZER:

           Pfizer Inc.
           235 East 42nd Street
           New York, New York 10017-5755
           Attention: President, U.S. Pharmaceutical Group
           Facsimile No. (212) 808-8652

           with a copy to: Senior Vice President and General Counsel Facsimile No. (212) 808-8924

 or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

           SECTION 15.09. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of either party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable,
 (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

           SECTION 15.10. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

           SECTION 15.11. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

           SECTION 15.12. Entire Agreement. This Agreement (including Exhibits A through L hereto), together with the Confidential Disclosure Agreement, dated March 4, 1996, between WARNER-LAMBERT and PFIZER (the "Confidential Disclosure Agreement"), constitutes the entire agreement between the parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral. It is agreed that (i) Article X of this Agreement shall govern the protection of Confidential Information disclosed prior to or pursuant to this Agreement and (ii) the matters referred to in Paragraph 8 and Attachment A of the Confidential Disclosure Agreement shall remain in full force and effect pursuant to the terms thereof. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of WARNER-LAMBERT and PFIZER.

           SECTION 15.13. No License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either party to or in respect of any product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other party except as expressly set forth herein.

           SECTION 15.14. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

           SECTION 15.15. Independent Agreements. WARNER-LAMBERT and PFIZER have, as of the date hereof, entered into an option Agreement (the "Option Agreement") under which PFIZER grants to WARNER-LAMBERT an option to negotiate and possibly to acquire in the future certain co-promotion and other rights to a PFIZER compound. The Option Agreement contemplates that the parties will in the future negotiate and, if such negotiations are successful, enter into additional agreements regarding such PFIZER compound. It is recognized that the parties may fail to reach any future agreement or agreements contemplated under the Option Agreement, or the Option Agreement may terminate, or disputes may arise under the Option Agreement or in connection with any transactions contemplated thereunder, or WARNER-LAMBERT may not acquire or be granted any rights to any PFIZER compound under the Option Agreement. WARNER-LAMBERT acknowledges under any of the foregoing circumstances it shall have no claim whatsoever against PFIZER under this Agreement which shall remain in full force and effect according to its terms.

           SECTION 15.16. Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.


           IN WITNESS WHEREOF, WARNER-LAMBERT and PFIZER, by their duly authorized officers, have executed this Agreement as of the date first written above.


 WARNER-LAMBERT COMPANY                  PFIZER INC.


 /s/ Lodewijk J.R. de Vink               /s/ Karen L. Katen
 -----------------------------           --------------------------------
 Lodewijk J.R. de Vink                   Karen L. Katen
 President and Chief Operating           Vice President
 Officer